Exhibit 21.1

SUBSIDIARIES

JURISDICTION OF
NAME	INCORPORATION OR FORMATION

Alliance Power Marketing, Inc.	Delaware
Barbara Holdings Inc.	Delaware
Castle Gate Holding Company	Delaware
Coal Gas Recovery, LP	Delaware
Cumberland Coal Resources, LP	Delaware
Delta Mine Holding Company	Delaware
Emerald Coal Resources, LP	Delaware
Energy Development Corporation	West Virginia
FC 2 Corp.	Delaware
Foundation American Coal Company, LLC	Delaware
Foundation American Coal Holding, LLC	Delaware
Foundation Coal Corporation	Delaware
Foundation Coal Development Corporation	Delaware
Foundation Coal Resources Corporation	Delaware
Foundation Coal West, Inc.	Delaware
Foundation Energy Sales, Inc.	Delaware
Foundation Equipment Company	Delaware
Foundation Midwest Holding Company	Delaware
Foundation Mine, LP	Delaware
Foundation PA Coal Company, LLC	Delaware
Foundation Royalty Company	Delaware
Foundation Wyoming Land Company	Delaware
Freeport Mining, LP	Delaware
Freeport Resources Corporation	Delaware
Kingston Mining, Inc.	West Virginia
Kingston Processing, Inc.	West Virginia
Kingston Resources, Inc.	Kentucky
Laurel Creek Co., Inc.	Delaware
Maple Meadow Mining Company	Delaware
Neweagle Coal Sales Corp.	Virginia
Neweagle Development Corp.	Virginia
Neweagle Industries, Inc.	Virginia
Neweagle Mining Corp.	Virginia
Odell Processing Inc.	West Virginia
Paynter Branch Mining, Inc.	West Virginia
Pennsylvania Land Holdings Corporation	Delaware

JURISDICTION OF
NAME	INCORPORATION OR FORMATION

Pennsylvania Services Corporation	Delaware
Pioneer Fuel Corporation	West Virginia
Pioneer Mining, Inc.	West Virginia
Plateau Mining Corporation	Delaware
Red Ash Sales Company, Inc.	West Virginia
River Processing Corporation	Delaware
Rivereagle Corp.	Virginia
Riverton Capital Ventures I, Limited Liability Company	West Virginia
Riverton Capital Ventures II, Limited Liability Company	West Virginia
Riverton Coal Production, Inc.	Delaware
Riverton Coal Sales, Inc.	West Virginia
Rockspring Development, Inc.	Delaware
Ruhrkohle Trading Corporation	West Virginia
Simmons Fork Mining, Inc.	West Virginia
Southern Resources, Inc.	West Virginia
Wabash Mine Holding Company	Delaware
Warrick Holding Company	Delaware